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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF MCKENNA & STAHL]

                               November 21, 1997




Koo Koo Roo, Inc.
11075 Santa Monica Boulevard
Los Angeles, California 90025

             Re:   Registration Statement on Form S-8
                   ----------------------------------

Gentlemen:

             This opinion is furnished to you in connection with the Registration Statement on Form S-8 ("Registration Statement"), which has been filed with the Securities and Exchange Commission ("SEC") to register (a) 750,000 shares ("Shares") of the common stock, par value $.01 per share ("Common Stock") of Koo Koo Roo, Inc., a Delaware corporation ("Company") pursuant to the 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc. and (b) an indeterminate number of shares of the Company's Common Stock to be offered and sold pursuant to the Future Fund, A Long-Term 401(K) Savings Program for Koo Koo Roo Employees.

              In rendering this opinion, we have examined the original, certified, conformed or photostatic copies of certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations we have assumed the genuineness of all signatures on original or certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

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Koo Koo Roo, Inc.
November 21, 1997
Page 2





              Based upon the foregoing, in our opinion the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

              Our opinions expressed above are limited to the laws of the State of California, the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning the laws of any other jurisdiction.

              We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.


                                          Very truly yours,

                                          /s/ Harry S. Stahl

                                          Harry S. Stahl



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